Exhibit 10.29.1

CHOLESTECH CORPORATION

2000 STOCK INCENTIVE PROGRAM

NOTICE OF GRANT OF STOCK PURCHASE RIGHT

     Unless otherwise defined herein, the terms defined in the 2000 Stock Incentive Program will have the same defined meanings in this Notice of Grant of Stock Purchase Right (the “Notice of Grant”).

     Name:

     Address:

     You have been granted the right to purchase Common Stock of the Company, subject to the Company’s Reacquisition Right (as described in the attached Restricted Stock Agreement), as follows:

Date of Grant

Vesting Commencement Date

Price Per Share	$0.00

Total Number of Shares Subject
to Stock Purchase Right

     By your signature and the signature of the Company’s representative below, you and the Company agree that this Stock Purchase Right is granted under and governed by the terms and conditions of the 2000 Stock Incentive Program and the Restricted Stock Agreement, attached hereto as Exhibit A-1, both of which are made a part of this document. You further agree to execute the attached Restricted Stock Agreement as a condition to receiving any Shares under this Stock Purchase Right.

GRANTEE	CHOLESTECH CORPORATION

Signature	By

Print Name	Title

EXHIBIT A-1

CHOLESTECH CORPORATION

2000 STOCK INCENTIVE PROGRAM

RESTRICTED STOCK AGREEMENT

     Unless otherwise defined herein, the terms defined in the 2000 Stock Incentive Program (the “Plan”) will have the same defined meanings in this Restricted Stock Agreement.

     WHEREAS, the individual named in the Notice of Grant, (the “Grantee”) is a Service Provider, and the Grantee’s continued participation in the affairs of the Company is considered by the Company to be important for the Company’s continued growth; and

     WHEREAS in order to give the Grantee an opportunity to acquire an equity interest in the Company as an incentive for the Grantee to continue to participate in the affairs of the Company, the Administrator has granted to the Grantee a Stock Purchase Right subject to the terms and conditions of the Plan and the Notice of Grant, which are incorporated herein by reference, and pursuant to this Restricted Stock Agreement (the “Agreement”).

     NOW THEREFORE, the parties agree as follows:

     1. Grant of Stock. The Company hereby grants to the Grantee as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, a number of shares of Common Stock (the “Restricted Stock”) as provided in the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan, following the date the right to acquire the Restricted Stock vests as provided in Section 3, below.

     2. Reacquisition Right. In the event the Grantee ceases to be a Service Provider for any or no reason (including death or Disability) before all of the Shares of Restricted Stock are released from the Company’s Reacquisition Right (see Section 3), all such Shares will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company (the “Reacquisition Right”). The Grantee will not be entitled to a refund of the price paid for any Shares of Restricted Stock returned to the Company pursuant to this Section 2. Upon such termination, the Company will become the legal and beneficial owner of the Shares of Restricted Stock being forfeited and reacquired by the Company and all rights and interests therein or relating thereto, and the Company will have the right to retain and transfer to its own name the number of Shares of Restricted Stock being reacquired by the Company.

     3. Release of Shares From Reacquisition Right.

          (a) Vesting Schedule. 25% of the Shares will vest after each successive one-year anniversary following the Vesting Commencement Date, such that 100% of the Shares will be fully vested on the four-year anniversary of the Vesting Commencement Date, provided that the Grantee continues to be a Service Provider through each such date.

          (b) Unreleased Shares. Any of the Shares that have not yet been released from the Reacquisition Right are referred to herein as “Unreleased Shares.”

     4. Restriction on Transfer. Except for the escrow described in Section 5 or the transfer of the Shares to the Company contemplated by this Agreement, none of the Shares or any beneficial interest therein will be transferred, encumbered or otherwise disposed of in any way until such Shares are released from the Company’s Reacquisition Right in accordance with the provisions of this Agreement. Any distribution or delivery to be made to the Grantee under this Agreement will, if the Grantee is then deceased, be made to the Grantee’s designated beneficiary, or if no beneficiary survives the Grantee, to the administrator or executor of the Grantee’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

     5. Escrow of Shares.

          (a) All Shares of Restricted Stock will, upon execution of this Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”). The Shares of Restricted Stock and stock assignment will be held by the Escrow Holder until such time as the Company’s Reacquisition Right expires or the date the Grantee ceases to be a Service Provider.

          (b) The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow while acting in good faith and in the exercise of its judgment.

          (c) Upon the Grantee’s termination as a Service Provider for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the Unreleased Shares to the Company. The Grantee hereby appoints the Escrow Holder with full power of substitution, as the Grantee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Grantee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such Unreleased Shares to the Company upon such termination.

          (d) When a portion of the Shares has been released from the Reacquisition Right, upon request, the Escrow Holder will take all steps necessary to accomplish the transfer of the Unreleased Shares to the Grantee.

          (e) Subject to the terms hereof, the Grantee will have all the rights of a shareholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon.

          (f) In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the Shares of Restricted Stock will be increased, reduced or otherwise changed, and by virtue of any such change the Grantee will in his capacity as owner of Unreleased Shares that have been awarded to him be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be Unreleased Shares and will be subject to all of the conditions and restrictions which were applicable to the Unreleased Shares pursuant to this Agreement. If the Grantee receives rights or warrants with respect to any Unreleased Shares, such rights or warrants may be held or exercised by the Grantee, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be Unreleased Shares and will be subject to all of the conditions and restrictions which were applicable to the Unreleased Shares pursuant to this Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

          (g) The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement.

     6. Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares of Restricted Stock may be released from the escrow established pursuant to Section 5, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax withholding obligation, in whole or in part by one or more of the following (without limitation): (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. If the Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Shares otherwise are scheduled to vest pursuant to Section 3 (but in no event more than five business days from such date), the Participant will permanently forfeit such shares and the shares will be returned to the Company at no cost to the Company.

     7. General Provisions.

          (a) This Agreement will be governed by the internal substantive laws, but not the choice of law rules of California. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the purchase of the Shares by the Grantee. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail. Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Agreement.

          (b) Any notice, demand or request required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

               Any notice to the Escrow Holder will be sent to the Company’s address with a copy to the other party hereto.

          (c) The rights of the Company under this Agreement will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Grantee under this Agreement may only be assigned with the prior written consent of the Company.

          (d) Either party’s failure to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

          (e) The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

          (f) Grantee acknowledges and agrees that the vesting of Shares of Restricted Stock pursuant to Section 3 hereof is earned only by continuing as a Service Provider at the will of the Company (and not through the act of being hired or purchasing Shares hereunder). Grantee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and will not interfere with the Grantee’s right or the Company’s right to terminate the Grantee’s relationship as a Service Provider at any time, with or without cause.